Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2009

Statement of Income (Loss)

Income
Unrealized Gain (Loss) on Market Value of Futures	$98,060
Interest Income	72
Total Income (Loss)	$98,132

Expenses
Brokerage Commissions	$2,104
Investment Advisory Fee	1,507
NYMEX License Fee	58
Non-interested Directors' Fees and Expenses	13
Other Expenses	41,600
Total Expenses	45,282
Expense Waiver	(41,223)
Net Expenses	$4,059
Net Gain (Loss)	$94,073

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/09	$-
Additions (200,000 Units)	9,903,387
Net Gain (Loss)	94,073

Net Asset Value End of Period	$9,997,460
Net Asset Value Per Unit (200,000 Units)	$49.99

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502